CONSENT OF INDEPENDENT AUDITORS



          We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated September 12, 2002, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-37848 and 811-6028) of Alliance New Europe Fund, Inc.





                            ERNST & YOUNG LLP


New York, New York
October 25, 2002

00250.0059 #357403